UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Financial Institutions, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Craig S. Wittlin, Esq. Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, NY 14604-2711 (585) 231-1260	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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Financial Institutions, Inc., a New York corporation (“FISI” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its shareholders in connection with its 2016 Annual Meeting of Shareholders to be held on Friday, June 3, 2016, at 10:00 a.m., local time, at the Company’s corporate headquarters in Warsaw, New York and at any and all adjournments or postponements thereof (the “2016 Annual Meeting”). On April 19, 2016, FISI filed with the SEC its definitive proxy statement and accompanying definitive BLUE proxy card in connection with its solicitation of proxies to be used at the 2016 Annual Meeting.

Letter to Shareholders First Used on May 17, 2016

Attached hereto is a letter dated May 17, 2016 (accompanied by a BLUE proxy card) that FISI is first mailing to shareholders on May 17, 2016 in which FISI comments on the proxy contest by Clover Partners, L.P. (“Clover”) and the other participants in its solicitation with respect to the 2016 Annual Meeting. As previously announced, Clover has publicly disclosed that it intends to pursue a proxy contest to elect two nominees to the FISI Board of Directors at the 2016 Annual Meeting.

Important Additional Information And Where To Find It

Financial Institutions, Inc. (“FISI”) its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from FISI’s shareholders in connection with the matters to be considered at FISI’s 2016 Annual Meeting of Shareholders. On April 19, 2016, FISI filed a definitive proxy statement and accompanying definitive BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from FISI’s shareholders in connection with the matters to be considered at FISI’s 2016 Annual Meeting of Shareholders. Information regarding the names of FISI’s directors and executive officers and their respective interests in FISI by security holdings or otherwise can be found in such definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING BLUE PROXY CARD AND OTHER DOCUMENTS FILED BY FINANCIAL INSTITUTIONS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the definitive proxy statement, any amendments or supplements to the proxy statement, the accompanying BLUE proxy card, and other documents filed by FISI with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of FISI’s corporate website at www.fiiwarsaw.com, by writing to FISI’s Corporate Secretary at Financial Institutions, Inc., 220 Liberty Street, Warsaw, New York 14569, or by calling FISI’s Corporate Secretary at (585) 786-1100.

TIME IS SHORT – THE 2016 ANNUAL MEETING ON JUNE 3RD IS QUICKLY APPROACHING!

ONLY THE LATEST DATED PROXY CARD COUNTS –

PLEASE VOTE THE ENCLOSED BLUE PROXY CARD TODAY!

May 17, 2016

Dear Fellow Shareholder –

At our upcoming 2016 Annual Meeting, Clover Partners, L.P., a small Texas-based hedge fund, is seeking to have two director candidates, including one of its employees, elected to the Board of Directors of Financial Institutions, Inc. to further its short-term agenda for FISI to be sold in the near-term. We believe that Clover Partners, which started accumulating FISI shares less than nine months ago, has demonstrated time-and-time again that it has little understanding of community banking in Western New York and how a community bank like FISI grows long-term shareholder value.

We do not believe that a sale of FISI in the near-term is in the best interest of our shareholders. Under the oversight of our highly-qualified, experienced and engaged Board, and the strong leadership of our management team led by Martin K. Birmingham, our strategic growth plan is working and growing shareholder value. We believe that a sale now would deprive our shareholders of the significant upside that exists for further value appreciation as we continue to execute on our publicly communicated strategic priorities. We believe that FISI’s performance over the past three years demonstrates our ability to execute on our strategic priorities and deliver superior returns for our shareholders:

•	66% in total shareholder returns[1]

•	50% growth in FISI stock price

•	$32 million returned to shareholders through dividends

•	21% growth in net income; over 20% growth in loans, deposits and assets

•	21% growth in commercial business loans, 37% growth in commercial mortgages, and a 52% decrease in nonperforming loans

YOUR VOTE IS IMPORTANT FOR THE FUTURE OF FISI

Only the latest dated proxy card counts, so please vote the BLUE proxy card again TODAY!

We are asking you to VOTE the BLUE proxy card TODAY for your Board’s four highly-qualified and very experienced nominees: Martin Birmingham, Samuel Gullo, Kim VanGelder and James Wyckoff. Voting the BLUE proxy card will ensure that FISI is best positioned to continue executing on a strategic plan that has delivered increased growth, increased profitability, and achieved a 66% increase in total shareholder returns.

We also urge you NOT to sign or return any white proxy card or voting instruction form that you may receive from Clover Partners. Even a WITHHOLD vote with respect to Clover Partners’ proposed director nominees on its white proxy card or voting instruction form will cancel any BLUE proxy card or voting instruction form previously given to FISI. If you do sign a white proxy card that is sent to you by Clover Partners, however, you have the right to change your vote by using the enclosed BLUE proxy card. Only the latest dated proxy card or voting instruction form you vote will be counted.

We encourage you to visit www.votefisi.com for more information about the Annual Meeting. Thank you for your continued support.

Sincerely,

Board of Directors of Financial Institutions, Inc.

[1]	All calculations are based on three-year period ending December 31, 2015.

PLEASE VOTE THE BLUE PROXY CARD TODAY

Safe Harbor Statement

This letter may contain forward-looking statements as defined by Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created by such laws. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. Similarly, statements that describe the objectives, plans or goals of Financial Institutions, Inc. (“FISI”) are forward-looking. Such forward-looking statements include, but are not limited to, statements regarding the anticipated proxy contest by Clover Partners, L.P. and the other participants in its solicitation, FISI’s ability to continue to execute on and implement its strategic growth plan, FISI’s opportunities for continued growth, FISI’s initiatives to improve its financial and operational performance and increase its growth and profitability, FISI’s future stock price and dividend growth, FISI’s future returns to shareholders, FISI’s ability to continue to strengthen its balance sheet and grow its core business, FISI’s ability to continue to strengthen its regulatory compliance procedures, FISI’s ability to continue to profitably grow its commercial lending business, FISI’s ability to enhance its competitive position through diversified income streams, FISI’s ability to leverage its client base to offer its clients additional fee-based products, FISI’s future returns from its existing fee-based platforms and the effect of those platforms on overall shareholder value, FISI’s ability to continue to maintain expense discipline, FISI’s plans to continue to return cash to its shareholders through cash dividends and future increases that may be made thereto, FISI’s actions taken or contemplated to enhance its long-term prospects and create and return value for its shareholders, FISI’s future operational and financial performance, FISI’s future growth and profitability, the effect that the election of FISI’s nominees to the FISI Board will have on FISI’s execution of its long-term plan and long-term shareholder value, and the future effect of FISI’s strategic growth plan on FISI’s growth, profitability and total shareholder returns. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations, estimates, forecasts and projections and management’s current beliefs and assumptions, all of which involve a number of significant risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in FISI’s forward-looking statements. There are a number of important risks and uncertainties that could cause FISI’s actual events or results to differ materially from those indicated or implied by such forward-looking statements, including, but not limited to: FISI’s ability to implement its strategic plan, FISI’s ability to redeploy investment assets into loan assets, whether FISI experiences greater credit losses than expected, whether FISI experiences breaches of its, or third party, information systems, the attitudes and preferences of FISI’s customers, FISI’s ability to successfully integrate and profitably operate SDN and Courier Capital, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and FISI’s compliance with regulatory requirements, changes in interest rates, general economic and credit market conditions nationally and regionally, and the actions of activist investors, including the amount of related costs incurred by FISI and the disruption caused to FISI’s business activities by these actions. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in FISI’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents filed with the SEC. Except as required by law, FISI undertakes no obligation to revise these statements, whether to reflect new information or the occurrence of unanticipated events or otherwise, following the date of this letter.

Important Additional Information And Where To Find It

Financial Institutions, Inc. (“FISI”) its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from FISI’s shareholders in connection with the matters to be considered at FISI’s 2016 Annual Meeting of Shareholders. On April 19, 2016, FISI filed a definitive proxy statement and accompanying definitive BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from FISI’s shareholders in connection with the matters to be considered at FISI’s 2016 Annual Meeting of Shareholders. Information regarding the names of FISI’s directors and executive officers and their respective interests in FISI by security holdings or otherwise can be found in such definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING BLUE PROXY CARD AND OTHER DOCUMENTS FILED BY FINANCIAL INSTITUTIONS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the definitive proxy statement, any amendments or supplements to the proxy statement, the accompanying BLUE proxy card, and other documents filed by FISI with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of FISI’s corporate website at www.fiiwarsaw.com, by writing to FISI’s Corporate Secretary at Financial Institutions, Inc., 220 Liberty Street, Warsaw, New York 14569, or by calling FISI’s Corporate Secretary at (585) 786-1100.

Disclaimer

Financial Institutions, Inc. has neither sought nor obtained the consent from any third party to use any statements or information contained in this letter that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

IMPORTANT!

PLEASE VOTE THE BLUE PROXY CARD TODAY!

WE URGE YOU NOT TO SIGN ANY white PROXY CARD OR VOTING

INSTRUCTION FORM SENT TO YOU BY CLOVER PARTNERS

Remember, you can vote your shares by telephone or via the Internet. Please follow the easy instructions on the enclosed BLUE proxy card.

If you have any questions or need assistance in voting

your shares, please contact our proxy solicitor:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

Shareholders Call Toll Free: (800) 662-5200

Banks and Brokers Call Collect: (203) 658-9400

PLEASE VOTE THE BLUE PROXY CARD TODAY